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                                                                       Exhibit 1

                       FORM OF CONVERTIBLE PREFERRED STOCK
                                FACE OF SECURITY

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                 ARCH COAL, INC.

Certificate Number 001                           Number of Shares of Convertible
                                                 Preferred  2,875,000
                                                 CUSIP NO.:  039380209

          5% Perpetual Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50.00 per share of Convertible Preferred Stock) of Arch Coal, Inc.

     Arch Coal, Inc., a Delaware corporation (the "Company"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 5% Perpetual Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50.00 per share) (the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations, dated January 29, 2003, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

     Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

     Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Arch Coal, Inc. has executed this certificate this ____ day of January, 2003.

                                       ARCH COAL, INC.

                                       By:
                                          --------------------------------------
                                       Robert J. Messey
                                       Senior Vice President & Chief Financial
                                       Officer

                                       By:
                                          --------------------------------------
                                       Robert G. Jones
                                       Vice President - Law, General Counsel and
                                       Secretary

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the certificates representing shares of Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

     Dated: January ____, 2003
                                       American Stock Transfer & Trust Company

                                       By:
                                          --------------------------------------
                                       Authorized Signatory

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                               REVERSE OF SECURITY

     Dividends on each share of Convertible Preferred Stock shall be payable in cash at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations.

     The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

     As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

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        (Insert assignee's social security or tax identification number)


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                    (Insert address and zip code of assignee)

and irrevocably appoints: __________________________________, agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

     Date:

     Signature:
               ---------------------------------------------------------
                     (Sign exactly as your name appears on the
                 side of this Convertible Preferred Stock Certificate)


     Signature Guarantee:*
                          ----------------------------------------------

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* Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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                              NOTICE OF CONVERSION

                   (To be Executed by the Registered Holder in
                order to Convert the Convertible Preferred Stock)

     The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 5% Perpetual Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), represented by stock certificate No(s). ____ (the "Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of Arch Coal, Inc. (the "Company") according to the conditions of the Certificate of Designations (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations, agrees to be bound by the terms of the Registration Rights Agreement.

     The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

     Date of Conversion:
                        -----------------------------------------------

     Applicable Conversion Price:
                                 --------------------------------------

     Number of shares of Convertible
     Preferred Stock to be Converted:
                                     ----------------------------------

     Number of shares of Common
     Stock to be Issued:
                        -----------------------------------------------

     Signature:
               --------------------------------------------------------

     Name:
          -------------------------------------------------------------

     Address:*
              ---------------------------------------------------------

              ---------------------------------------------------------

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     Fax No.:
             ----------------------------------------------------------

* Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.